Exhibit 5.1

September 16, 2003

Anteon International Corporation

3211 Jermantown Road, Suite 700

Fairfax, Virginia 22030-2801

Anteon International Corporation

Registration Statement on Form S-3

Registration No. 333-

Ladies and Gentlemen:

In connection with the above-captioned Registration Statement (the “Registration Statement”) relating to the earlier Registration Statement (Commission File No. 333-108147) on Form S-3 of Anteon International Corporation, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder (the “Rules”), you have requested that we furnish our opinion as to the legality, for sale thereunder, of (i) up to 1,265,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), consisting of currently outstanding shares of Common Stock that may be offered by certain stockholders of the Company and shares of Common Stock issuable upon the exercise of stock options that may be offered by certain stockholders of the Company (including shares of Common Stock that may be sold by certain stockholders of the Company upon exercise of the underwriters’ over-allotment option) (the “Shares”) and (iii) up to 1,265,000 rights to purchase shares of Series A Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”) attached to the Shares (the “Rights”).

In connection with the furnishing of this opinion, we have reviewed the Registration Statement, the form of the Underwriting Agreement incorporated by reference into the Registration Statement (the “Underwriting Agreement”), the Company’s Amended and Restated Certificate of Incorporation incorporated by reference into the Registration Statement, the Company’s Amended and Restated By-laws incorporated by reference into the Registration Statement, the Rights Agreement incorporated by reference into the Registration Statement (the “Rights Agreement”), the Amended and Restated Omnibus Stock Plan, as amended to date, of the Company (the “Stock Plan”), certain option agreements relating to options to purchase shares of Common Stock granted under the Stock Plan (the “Option Agreements”) and records of certain corporate proceedings of the Company. We have examined and relied upon representations as to factual matters contained in certificates of officers of the Company. We have also made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed below.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents. For purposes of the following opinion, we have also assumed that the Rights Agreement is a legal, valid and binding obligation of the Rights Agent (as defined in the Rights Agreement).

Based upon the foregoing, we are of the opinion that (i) the Shares either are duly authorized, validly issued, fully paid and nonassessable, or upon their issuance as provided for by the Stock Plan and the Option Agreements, will be duly authorized, validly issued, fully paid and nonassessable and (ii) the Rights either are validly issued, or upon their issuance in accordance with the terms of the Rights Agreement, will be validly issued.

Our opinion expressed above is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to laws, and the rules, regulations and orders thereunder, which are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the

Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/S/    PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

PAUL, WEISS, RIFKIND, WHARTON

& GARRISON LLP